Exhibit 10(h)

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of the 29th day of October 1996, by and between DIVERSIFAX, INC., a Delaware corporation, having its principal executive offices at 39 Stringham Avenue, Valley Stream, New York 11580 (hereinafter referred to as the "Company"), and DR. IRWIN A. HOROWITZ, with an address at 111 Ocean Place, Sarasota, Florida 34242 (hereinafter referred to as the "Employee").

                                   WITNESSETH:

     WHEREAS, the Employee is presently the President and Chief Executive Officer of the Company; and

     WHEREAS, the parties hereto desire to set forth in this Agreement the terms and conditions of the Employee's continued employment as the President and Chief Executive Officer of the Company.

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

     1. Employment; Position; Responsibilities.

          1.1 The Company hereby employs and engages the Employee to serve as the President and Chief Executive Officer of the Company and to perform the duties customarily associated with such positions.

          1.2 The Employee hereby accepts said employment with the Company on the terms and conditions herein set forth and agrees to devote his full time, energy and skill during regular business hours exclusively to such employment.

     2. Term of Employment.

          2.1 The term of employment hereunder shall commence as of December 1, 1996, shall continue for a period of one year (the "Term"), and shall be renewed for additional successive one year periods (each an "Additional Term"), unless either party terminates this Employment Agreement at the end of the Term or any Additional Term by 30 days prior written notice, except that the Employee's employment shall terminate sooner upon the occurrence of any of the following acts:

               (a) The death of the Employee;

               (b) The incapacity of the Employee as defined below;

               (c) An act or omission to act on the part of the Employee which would constitute cause, as defined below, for the termination of employment, and the giving of written notice to the Employee by the Company that the Company elects to terminate the employment of the Employee; or

               (d) The Employee voluntarily leaves the employ of the Company.

          2.2 The term "incapacity" as that term is used in Section 2.1 (b) above shall be deemed to refer to and include the absence of the Employee from his employment by reason of mental or physical illness, disability or incapacity for a continuous period of 120 days or for a period of six months in any one year period, and the Company, at its option, elects to treat such illness, disability or incapacity as permanent in nature.

          2.3 The term "cause" as that term is used in Section 2.1(c) above shall be defined as being for:

               (a) A material default or breach of any of the representations, warranties, obligations, covenants or agreements made by the Employee herein;

               (b) The conviction of the Employee in a court of law of any felony; or

               (c) The misappropriation by the Employee of Company assets.


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

     3. Compensation: Related Matters.

          3.1 The Employee shall be compensated for his services hereunder as follows:

               (a) Upon execution of this Employment Agreement, the Employee shall receive, under the Company's 1996 Stock Option Plan, five year options to purchase 750,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which options shall vest as to 150,000 upon the date of grant and as to 150,000 on each of the next four anniversary dates hereof. The option exercise price per share shall be the fair market value of the Common Stock on the date hereof. Said options shall be deemed "incentive" stock options to the maximum extent permitted by the Internal Revenue Code of 1986, as amended.

               (b) A base salary at the rate of $125,000 per annum payable in accordance with the Company's normal payroll procedures for executive employees; provided, however, that on December 1 of each year during an Additional Term, commencing December 1, 1997, the base salary shall be adjusted for a cost of living increase based on the Consumer Price Index for New York City for the twelve month period immediately preceding such December 1 date. The Employee shall also be entitled to additional increases in base salary as may be determined from time to time by the Board of Directors or any compensation committee appointed by the Board of Directors.

               (c) (i) A bonus equal to a percentage of the Pre-tax Profits of the Company, for each one year period constituting the Term and each Additional Term during which Employee is employed by the Company under this Agreement, as follows:

     Pre-Tax Profits         Bonus
     ---------------         -----
     $150,000-$500,000         6%
     $500,001-$1,000,000      12%
     $1,000,001-$6,000,000    15%
     over $6,000,000          18%


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

               (ii) Such bonus shall be paid no later than four months after the end of the applicable Term or Additional Term. At the option of the Employee, and subject to compliance with relevant securities and other laws, the bonus payable in Section 3.1(c)(i) above shall be paid in restricted shares of the Common Stock, based upon the fair market value of the Common Stock on the last day of the applicable Term or Additional Term.

               (iii) "Pre-tax Profits" as used herein shall mean the pre-tax profits of the Company as stated in its financial statements (prior to the computation of Employee's bonus under Section 3.1(c)(i) hereof) for the appropriate time period without taking into account any extraordinary gains or losses of the Company.

          3.2 The Company shall reimburse the Employee for all reasonable expenses incurred by him in connection with the business of the Company, provided the Employee shall submit proper supporting documentation for such expenses.

          3.3 The Employee shall be eligible, to the extent he qualifies, for participation in any health or other group insurance plan of the Company and shall also be entitled to participate in any employee benefit programs of the Company for its key employees or for its employees generally.

          3.4 The Employee shall be entitled to a four (4) week paid vacation per year during the Term, to be taken at such times as are consistent with the needs of the Company and the convenience of the Employee.

          3.5 (a) In the event the Employee's employment by the Company is terminated for "cause" pursuant to Section 2.1(c) hereof, or by virtue of
Section 2.1(d) hereof because the Employee voluntarily leaves the employ of the Company, the Employee shall be entitled to (i) the compensation provided for by
Section 3.1(b) only up to and until the date of termination of his employment, and (ii) a pro rata portion of the compensation provided for by Section 3.1(c)(i), based upon the portion of the Term or Additional Term in which the Employee was actually employed by the Company under this


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

Agreement; but shall not be entitled to any further compensation pursuant to Sections 3.1(b) or 3.1(c) for the year in which the Employee's employment is terminated or any subsequent year.

          (b) In the event the Employee's employment by the Company is terminated for reason other than cause or the Employee voluntarily leaving the employ of the Company, the Employee (or his estate in the event such termination is due to the death of the Employee or the Employee dies subsequent to such termination) shall be entitled (i) to receive the compensation provided for in
Section 3.1(b) hereof for the balance of the Term or Additional Term, as the case may be, the medical insurance-benefits provided for in Section 3.3 hereof for the balance of the Term or Additional Term, as the case may be (but only to the extent legally allowable); and (ii) a pro rata portion of the compensation provided for by Section 3.1(c)(i), based upon the portion of the Term or Additional Term in which the Employee was actually employed by the Company under this Agreement.

     4. Restrictive Covenants.

          4.1 The Employee acknowledges the Company's vital interest in retaining its employees. The Employee further acknowledges that if he were to compete with the Company by organizing, directing, advising, assisting or becoming an employee of any business entity, as defined below, competing with the Company, he could do great harm to the Company and would materially diminish or destroy the value to the Company of its customer relationships and servicing and marketing arrangements.

          Accordingly, during the Term and all Additional Terms and, so long as Employee is continued to be paid the salary referred to in Section 3.1(b) above, for a period of one (1) year immediately following the termination thereof (the Term and all Additional Terms and the subsequent one (1) year period being collectively referred to as the "Covenant Period"), unless otherwise consented to by the Company in writing, the Employee shall not, within any region, city, town or


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

county in which the Company or any of its affiliates or subsidiaries conducts or does any business, directly or indirectly, either for himself or as an officer, director, stockholder, partner, associate, employee, consultant, agent, independent contractor, or representative, become or be interested in or associated with any other business or business entity, as defined below (except an affiliate or subsidiary of the Company), which is engaged directly or indirectly in any line of business which is competitive with any line of business in which the Company or any of its affiliates or subsidiaries may be engaged at the time of termination of the Employee's employment hereunder; provided, that the Employee shall be permitted after the term of his employment has terminated but during the Covenant Period to own less than a 3% interest as a stockholder (and in no other capacity) in a company which is listed on any national stock exchange and in direct competition with the Company.

          As used in this Agreement, the term "business entity" shall include, but not be limited to, any corporation, firm, partnership, association, trust, group, joint venture, or individual proprietorship.

          4.2 The Employee shall not, during the Covenant Period or thereafter, directly or indirectly release or disclose to any person or business entity any confidential information regarding the intellectual property, customers, suppliers, marketing arrangements or methods of operation of the Company, or any other confidential information of the Company, except that nothing contained in this sentence shall be construed to prevent the Employee from using any general technical knowhow and information that is in the public domain or of a nature known generally throughout the industry.

          4.3 The Employee shall, during the Term and all Additional Terms, promptly reveal to the Company all matters coming to the Employee's attention pertaining to the business or interests of the Company or any of its affiliates or subsidiaries.

          4.4 Unless otherwise consented to by the Company in writing, the Employee shall not, during the Covenant Period, hire or solicit for hiring, on his own behalf or on behalf of any


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

business entity, any key employee of the Company or any of its affiliates or subsidiaries, who was employed by the Company or any of its affiliates or subsidiaries during the Term or any Additional Term.

          4.5 The Employee shall not, during the Term or any Additional Term, or upon termination thereof, remove from the offices of the Company, any studies, samples, reports, plans, contracts, publications, customer lists or other similar items nor copies or facsimiles thereof, except as the same may relate to the performance of the Employee's duties hereunder, or as otherwise authorized by the Company.

          4.6 During the Covenant Period, the Employee shall not solicit, cause to be solicited, or assist in the solicitation of any person or business entity which is a customer or account of the Company or any of its affiliates or subsidiaries on the date of the Employee's termination, for the purpose of providing services that are directly competitive with the Company or any of its affiliates or subsidiaries.

     5. Restrictive Covenants Severable.

          The provisions of Section 4 of this Agreement contain a number of separate and divisible covenants, all of which are included respectively in said Section for the purpose of brevity only, and each of which shall be construed as a separate covenant and shall be separately enforceable, and if any court of competent jurisdiction shall determine that any part of said Section, or any part of any sentence or paragraph thereof, or any such separate covenant therein contained, is unduly restrictive or void, the remaining part or parts, or the other separate covenants, shall be considered valid and enforceable, notwithstanding the voidance of such part or separate covenant.

     6. Remedies.

          The Employee acknowledges that it will be impossible to measure in money the damage to the Company of a breach of any of the provisions of Section 4; that any such breach will cause


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

irreparable injury to the Company and that the Company, in addition to any other rights and remedies existing at law or equity or by statute, shall be entitled to an injunction or restraining order restraining the Employee from doing or continuing to do any such acts and any other violations or threatened violations of Section 4, and the Employee hereby consents to the issuance of any such injunction or restraining order without bond or security.

     7. Prior Bank Loan Guarantee.

          The Company hereby acknowledges that up to November 1995 the Employee guaranteed the Company's payments under a certain bank loan agreement, for which guarantee no consideration has yet been provided by the Company to the Employee. Accordingly, in consideration of such guarantee, the Company hereby grants to the Employee, under the Company's 1996 Stock Option Plan, five year options to purchase 100,000 shares of Common Stock, at an exercise price per share equal to the fair market value of the Common Stock on the date hereof, which options shall be fully vested as of the date hereof.

     8. Notices.

          All notices required or permitted to be given by any party hereunder shall be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, to the other parties addressed as follows:

               (a) If to the Employee to 111 Ocean Place, Sarasota, Florida
34242;

               (b) If to the Company to 39 Stringham Avenue, Valley Stream, New York 11580; or to such other addresses as the parties may direct by notice given pursuant hereto. Any notice mailed as provided above shall be deemed completed on the date of receipt.

     9. Entire Agreement.

          The provisions hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, replace and terminate all existing oral or written agreements


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

concerning such subject matter. No modification, supplement or discharge hereof shall be effective unless in writing and executed by or on behalf of the parties hereto.

     10. Waiver.

          No waiver by any party of any condition, term or provision of this Agreement shall be deemed to be a waiver of a preceding or succeeding breach of the same or any other condition, term or provision hereof.

     11. Assignability.

          This Agreement, and its rights and obligations may not be assigned by the Employee. This Agreement shall be binding upon the Company and its successors and assigns.

     12. Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     13. Arbitration.

          Any dispute or controversy arising among or between the parties hereto regarding any of the terms of this Agreement or the breach hereof, the determination of which is not otherwise provided for herein, on the written demand of any of the parties hereto shall be submitted to and determined by arbitration held in the City of New York in accordance with the rules then obtaining of the American Arbitration Association. Any award or decision made by the arbitrators shall be conclusive in the absence of fraud, and judgment upon said award or decision may be entered in any court having jurisdiction thereof.

                    [signatures continued on following page]


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DIVERSIFAX, INC.

By: /s/ Irwin A. Horowitz                              /s/ Irwin A. Horowitz
   ----------------------                             ----------------------
      Title: President                                DR. IRWIN A. HOROWITZ


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